SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2006

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 827-2914

Item 1.01. Entry Into a Material Definitive Agreement.

On September 1, 2006, Tri-State Insurance Agency, Inc., a New Jersey corporation and a wholly-owned subsidiary of the Registrant (the “Agency”), entered into an Employment Agreement (the “Lista Employment Agreement”) with George Lista as Chief Executive Officer, which Lista Employment Agreement will become effective on January 1, 2007 and will have a term of five (5) years, renewable annually thereafter by its terms. The Lista Employment Agreement provides for severance terms should Mr. Lista’s employment be terminated for any reason other than cause (one year base salary plus an amount equal to Mr. Lista’s commissions earned in the previous fiscal year as calculated pursuant to the Agreement). The Lista Employment Agreement also extends the termination date of an existing 2001 employment agreement between the Agency and Mr. Lista from September 28, 2006 to December 31, 2006.

In addition, on September 1, 2006, the Agency entered into an Employment Agreement (the “Harper Employment Agreement”) with George B. Harper as President, which Harper Employment Agreement will become effective on January 1, 2007 and will have a term of three (3) years, renewable annually thereafter by its terms. The Harper Employment Agreement provides for severance terms should Mr. Harper’s employment be terminated for any reason other than cause (one year base salary plus an amount equal to Mr. Harper’s commissions earned in the previous fiscal year as calculated pursuant to the Agreement). The Harper Employment Agreement also extends the termination date of an existing 2001 employment agreement between the Agency and Mr. Harper from September 28, 2006 to December 31, 2006.

Item. 9.01 Financial Statements and Exhibits

(d) Exhibits

10.a	Employment Agreement of George Lista dated as of September 1, 2006.

10.b	Employment Agreement of George B. Harper dated as of September 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: September 6, 2006	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer